EXHIBIT 10.10

EQUIFAX INC.

2008 Omnibus Incentive Plan

Rules of the 2008 Sub-Plan for UK Participants

1.         General

This schedule to the Equifax Inc. 2008 Omnibus Incentive Plan (the “Plan”) sets out the rules of the 2008 Sub-Plan for UK Participants (the “Sub-Plan”).  This Sub-Plan applies to any grant of Options under the Plan to a UK Participant unless the applicable Option Agreement otherwise provides.

2.         Purpose of Sub-Plan

The purpose of the Sub-Plan is to enable the grant to, and subsequent exercise by, an Eligible Employee in the UK on a tax favoured basis, of Options to acquire Shares in the Company under the Plan.

This plan has been established under the terms of the Plan in order to ensure that Options granted under the Plan are capable of being granted under a share option plan approved under Schedule 4. It is intended that this Sub-Plan will qualify as an HM Revenue & Customs approved Company Share Option Plan.

3.         Rules of Sub-Plan

The rules of the Plan, in their present form and as amended from time to time, shall, with the modifications set out in this schedule, form the rules of the Sub-Plan.  If there is any conflict between the rules of the Plan and this Sub-Plan, the rules of this Sub-Plan shall prevail.

The Sub-Plan shall form part of the Plan and not a separate and independent plan.

4.         Interpretation

In the Sub-Plan, unless the context otherwise requires, the following words and expressions have the following meanings:

“Acquiring Company”	a company which obtains Control of the Company in the circumstances referred to in rule 13 of the Sub-Plan;

“Approval Date”	the date on which the Sub-Plan is approved by HM Revenue & Customs under Schedule 4;

“Associated Company”	the meaning given to that expression by paragraph 35 of Schedule 4;

“Close Company”	the meaning given to that expression by section 414(1) of ICTA, as qualified by paragraph 9(4) of Schedule 4;

“Control”	the meaning given to that word by section 995 of ITA and “Controlled” shall be construed accordingly;

“CSOP Code”	the meaning given to that expression by section 521(3) of ITEPA;

“Date of Grant”	the date on which an Option is granted;

“Eligible Employee”	a Participant, as defined in section 2(s) of the Plan, who is:

(a) an employee (other than one who is also a director) of a Participating Company in the Sub-Plan, or

(b) a director (other than a non-executive director) of a Participating Company in the Sub-Plan who is contracted to work at least 25 hours per week for the Participating Company (exclusive of meal breaks);

and who in either case, is not precluded by paragraph 9 of Schedule 4 from participating in the Sub-Plan;

“Exercise Price”	the price per share, as determined by the Committee and set out in the Option Agreement, at which a Participant may acquire shares on the exercise of an Option, being not less than:

(a) the Market Value of a Share on the Date of Grant and

(b) if higher and the Shares are to be subscribed, the nominal value of a share;

“ICTA”	the Income and Corporation Taxes Act 1988;

“ITA”	the Income Tax Act 2007;

“ITEPA”	the Income Tax (Earnings & Pensions) Act 2003;

“Group Member”

a Participating Company or a body corporate (within the meaning of section 1159 of the Companies Act 2006) or the Company’s holding company or a subsidiary of the Company’s holding period or any Jointly Owned Company;

“Jointly Owned Company”

a company owned by the Company jointly with another person (within the meaning of paragraph 34(5) of Schedule 4) and any company controlled by such jointly owned company, in each case to which HM Revenue & Customs has confirmed the Plan and this Sub-Plan may extend;

“Key Feature”	the meaning given to that expression in paragraph 30(4) of Schedule 4;

“Market Value”	notwithstanding section 2(p) of the Plan, in relation to a Share on any day:

(a) if at the relevant time the Shares are listed on the New York Stock Exchange, either

(i) the closing middle market quotation of that day or the immediately preceding day or,

(ii) an average of their closing middle market quotations over a maximum of five consecutive dealing days immediately preceding either of the dates referred to in (a) above; or

(b)  if the Shares are not listed on the New York Stock Exchange, the Market Value shall be determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with the Shares & Assets Valuation division of HM Revenue & Customs;

“Material Interest”	the meaning given to that expression by paragraph 10 of Schedule 4;

“Member of a Consortium”	the meaning given to that expression by paragraph 36(2) of Schedule 4;

“New Option”	an option granted by way of exchange under rule 13 of this Sub- Plan;

“New Shares”	the shares subject to a New Option referred to in rule 13 of this Sub-Plan;

“Option”	a subsisting right to acquire Shares granted under the Sub-Plan;

“Option Agreement”	the agreement between the Company and the Participant specifying the terms and conditions of the Option;

“Ordinary Share Capital”	the meaning given to that expression by section 989 of ITA;

“Participant”	an individual who holds an Option or, where the context permits, his legal personal representatives;

“Participating Company”	the Company and any of its Subsidiaries;

“Relevant Tax”

any tax, national insurance, social security or other levy arising on or in connection with the exercise of an Option for which the person entitled to the Option is liable and for which any Group Member is liable, required or otherwise obliged, to account to any relevant authority (including, without limitation, any secondary Class 1 (employer’s) national insurance contributions covered by any agreement or election entered into pursuant to rule 9.4 but excluding any such secondary Class 1 (employer’s) national insurance contributions which are not covered by such an agreement or election);

“Retirement”	means retirement from the Group Member which employs the Participant, and for the purposes of paragraph 35A of Schedule 4 shall mean retirement at a specified age which shall be 55.

“Shares”	a fully paid ordinary share in the capital of the Company;

“Schedule 4”	means Schedule 4 of ITEPA; and

“Subsidiary”	the meaning given by section 1159 of the Companies Act 2006.

In this schedule, unless the context otherwise requires:

•             words and expressions not defined above have the same meanings as are given to them in the Plan;

•             the rule headings are inserted for ease of reference only and do not affect their interpretation;

•             a reference to a rule is a reference to a rule of the Sub-Plan;

•             the singular includes the plural and vice versa and the masculine includes the feminine; and

•             a reference to a statutory provision is a reference to a United Kingdom statutory provision and includes any statutory modification, amendment or re-enactment thereof.

5.             Companies participating in Sub-Plan

The companies participating in the Sub-Plan shall be the Company and any Subsidiary that the Company Controls.

6.             Shares used in Sub-Plan

The Shares shall form part of the Ordinary Share Capital of the Company and shall at all times comply with the requirements of paragraphs 16-20 of Schedule 4.

7.             Grant of Options

7.1   An Option granted under the Sub-Plan shall be granted under and subject to the rules of the Plan, subject to the following amendments.

7.2   No Option shall be granted to an Eligible Employee at any time if it would result in the aggregate Market Value of the Shares which he may acquire in pursuance of rights obtained under the Sub-Plan and the aggregate market value (determined at the relevant Date of Grant) of shares which the Eligible Employee could acquire by the exercise of a subsisting option granted under any other share option plan approved under Schedule 4 and established by the Company or by any Associated Company and not exercised, to exceed or further exceed £30,000 or such other limit contained from time to time in paragraph 6(1) of Schedule 4.

7.3   For the purposes of rule 7.2 above, if the Market Value of the Share is expressed in a currency other than pounds sterling it shall be converted into pounds sterling at the appropriate exchange rate for that currency as published by the Financial Times on the Date of Grant of the relevant Option.

7.4   If the Committee grants an Option under this Sub-Plan which is inconsistent with rule 7.2 above, the Option granted under this Sub Plan will be limited and will take effect from the Date of Grant on a basis consistent with the provisions of rule 7.2.

7.5   If the Committee grants an Option under this Sub-Plan that does not meet the requirements of Schedule 4, the Option will be deemed to not have been granted.

7.6   Shares placed under Option under the Sub Plan shall be taken into account for the purpose of section 6 of the Plan.

7.7   An Option may not be granted under this Sub-Plan earlier than the Approval Date.

7.8   An Option cannot be granted to an individual who is not an Eligible Employee at the Date of Grant.

7.9   Subject to section 15 of the Plan, an Option shall be personal to the Eligible Employee to whom it is granted and, shall not be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Participant purports to transfer, charge or otherwise alienate the Option.

7.10 References in section 15 of the Plan to transfers by will or the laws of descent, and to the Committee’s power to permit a transfer for the benefit of a family member, shall be disregarded for the purposes of the Sub-Plan.

8.             Identification of Options

8.1           An Option Agreement issued in respect of an Option shall expressly state that it is issued in respect of an Option governed by this Sub-Plan. An Option that is not so identified shall not constitute an Option governed by this Sub-Plan.

8.2           An Option Agreement issued in respect of an Option shall state:

8.2.1        the Date of Grant of the Option;

8.2.2        the number of Shares over which the Option has been granted to the Participant;

8.2.3        the Exercise Price per Share which for the avoidance of doubt shall not be less than the Market Value at the Date of Grant;

8.2.4        that as a condition of the exercise of an Option the Participant has an obligation to indemnify Group Members for any Relevant Tax and whether the participant is required to enter into the agreement or election referred to in rule 7.2;

8.2.5        the first date on which any part of the Option becomes capable of exercise and any subsequent dates on which the remaining part of the Option becomes capable of exercise;

8.2.6        any Performance Goals or other condition imposed on the exercise of the Option; and

8.2.7        the date on which the Option will lapse.

9.             Exercise of Options

9.1           A Participant may only exercise an Option, in whole or in part, by completing and returning a notice of exercise in accordance with the method prescribed by the Committee and agreed with the UK HM Revenue & Customs and paying the Exercise Price for each Share to be acquired under the Option in cash or by cheque or wire transfer and which sum may be paid out of funds provided to the Participant on loan by a bank, broker or other person.  Notwithstanding section 19 of the Plan, the amount may not be paid by the transfer to the Company of Shares or any other shares or securities.

9.2           The Company has established a cashless exercise facility to enable Participants to provide funds to pay the aggregate Exercise Price or Relevant Tax by:

9.2.1        authorising the deduction of the necessary amount from the Participant’s salary payment next following the exercise of the Option; or

9.2.2        executing a form of instruction (in such form as the Committee may from time to time determine) authorising a representative to act as the Participant’s agent and to sell on his/her behalf either all of the Shares acquired on exercise of the Option or only such number of the Shares (rounded up to the nearest whole Share) as will be required to cover the aggregate Exercise Price, the Relevant Tax due to be reimbursed or paid to a Group Member pursuant to Rule 10, together with any fees and commissions arising in connection with the exercise of the Option and sale of the Shares acquired.  Once the requisite number of Shares has been sold and these requirements met in full, the Participant will receive a share certificate in respect of the balance of Shares remaining (if appropriate) and/or a cheque or bank transfer in respect of the balance of monies (if any) left after sale of all or the requisite number of Shares as aforesaid; or

9.2.3        implementing any other arrangements from time to time determined by the Committee and agreed in advance with HM Revenue & Customs.

9.3           An Option may not be exercised if the Participant then has, or has had within the preceding twelve months, a Material Interest in a Close Company which is the Company or any company which has Control of the Company or which is a Member of a Consortium which owns the Company.

9.4           The Committee may make the exercise of an Option conditional upon the Participant having entered into an agreement or election pursuant to paragraphs 3A or 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992.

10.          Tax Liability

A Participant shall be responsible for, and shall indemnify all relevant Group Members against, all Relevant Tax relating to his exercise of the Option.  Any Group Member may withhold an amount equal to such Relevant Tax from any amounts due to the Participant (to the extent such withholding is lawful) and/or make any other arrangements as it considers appropriate to ensure recovery of such Relevant Tax including, without limitation, the withholding and sale of sufficient Shares acquired pursuant to the exercise of the Option, in satisfaction of the Relevant Tax liability, to realise an amount equal to the Relevant Tax (and the payment of that amount to the relevant authorities in satisfaction of the Relevant Tax).

11.          Issue or transfer of Shares on exercise of Options

11.1         The Company shall, as soon as reasonably practicable and in any event not later than thirty (30) days after the date of exercise of an Option, issue or transfer to the Participant, or procure the issue or transfer to the Participant of, the number of Shares specified in the notice of exercise and shall deliver to the Participant, or procure the delivery to the Participant of, a share certificate or other document evidencing title to such Shares together with, in the case of the partial exercise of an Option, an Option Agreement in respect of, or the original

Option Agreement endorsed to show, the unexercised part of the Option, subject only to compliance by the Participant with the rules of the Sub-Plan and to any delay necessary to complete or obtain:

11.1.1      the listing of the Shares on any stock exchange on which Shares are then listed; and

11.1.2      such registration or other qualification of the Shares under any applicable law, rule or regulation as the Company determines is necessary or desirable.

11.2         Shares issued on the exercise of an Option shall rank equally in all respects with Shares in issue on the date that the Option is exercised.  A Participant shall not rank for any rights attaching to Shares by reference to a record date preceding the date that the Option is exercised.  In respect of Shares transferred on the exercise of an Option, the Participant shall be entitled to all rights attaching to such Shares by reference to a record date on or after the date that the Option is exercised but shall not be entitled to rights before such date.

12.          Termination of employment

12.1         Except as provided in this rule 12, or rule 13 of the Sub-Plan, the Option will expire and will not be exercisable after termination of the Participant’s employment with the Participating Company.

12.1.1      Elimination of Position which shall be taken to be the same as redundancy within the meaning of the Employment Rights Act 1996. Except as provided in rule 13 of the Sub-Plan, if the termination of the Participant’s employment results from the Company’s elimination of the position held by the Participant, then the Participant will continue to have the right to exercise the Option with respect to that portion of the number of Shares for which the Option was vested and exercisable on the date of the Participant’s termination of employment and any remaining portion of the option shall be forfeited and cancelled.  Except as provided in rule 12.1.4 below, the right to exercise the vested portion of the Option will continue until the last day of the one-year period commencing on the date of termination of employment.

12.1.2      Retirement.  Subject to rule 12.1.3 below and except as provided in rule 13 of the Sub-Plan, if the termination of the Participant’s employment results from the Participant’s Retirement, then the Option will continue to vest in accordance with the original vesting schedule detailed in the Option Agreement as if the Participant had remained actively employed; provided, that upon the Participant’s death, all vesting will cease and the Option will be exercisable with respect to that portion of the Shares for which the Option is vested and exercisable on the date of the Participant’s death and the remaining portion shall be forfeited and cancelled.

The Participant will continue to have the right to exercise the Option with respect to that portion of the Shares for which the Option is vested and exercisable from time to time until the last day of the sixty (60) month period following the Participant’s Retirement.

12.1.3      Disability.  Except as provided in rule 13 of the Sub-Plan, if the termination of the Participant’s employment results from the Participant’s disability, then the Participant will continue to have the right to exercise the Option with respect to that portion of the Shares for which the Option was vested and exercisable on the last date of the Participant’s employment and the remaining portion shall be forfeited and cancelled. Except as provided in rule 12.1.4 below, the right to exercise the vested portion of the Option will continue until the last day of the sixty (60) month period following the last date of the Participant’s employment.

12.1.4                  Death.

(i)            Except as provided in rule 13 of the Sub-Plan, if the termination of the Participant’s employment results from the Participant’s death, then the Participant’s personal representatives shall be entitled to exercise the Option with respect to that portion of the Shares for which the Option was vested and exercisable on the date of the Participant’s death and the remaining portion shall be forfeited and cancelled.  The right to exercise the vested portion of the Option will continue until the last day of the twelve (12) month period following the Participant’s death.

(ii)           If the Participant dies following termination of employment and prior to the expiration of any remaining period during which the Option may be exercised in accordance with rules 12.1.1, 12.1.2, 12.1.3, or rule 13 of the Sub-Plan, the remaining period during which the Option will be exercisable (by the Participant’s personal representatives) will be the greater of (a) the remaining period under the applicable rules referred to above, or (b) six (6) months from the date of death; provided that under no circumstances will the Option be exercisable later than the tenth anniversary of the Date of Grant.

12.2         No person shall be treated as ceasing to hold an office or employment with a Group Member until that person no longer holds an office or employment with any Group Member.

13.          Change in Control

13.1         If a Change of Control of the Company occurs while the Participant is employed by a Participating Company, then the portion of the Option which has not yet been exercised will become immediately vested and exercisable (the “Unexercised Portion”) immediately prior to and conditional on the change of control.

If the Unexercised Portion of the Options continue to remain outstanding after the Change of Control and if Participant’s employment with the Participating Company terminates after the date on which the Change of Control occurs for any of the reasons set out in rule 12.1 above, then the Participant (or, if applicable, Participant’s personal representative) will have the right to exercise the Unexercised Portion.  Except as provided in rule 12.1.4 (ii) above, that right may be exercised until the earlier of the last day of the sixty (60) month period following the termination of Participant’s employment or the tenth anniversary of the Date of Grant.

13.2         If a company (the “Acquiring Company”) obtains Control of the Company as a result of making:

13.2.1  a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

13.2.2  a general offer to acquire all the shares in the Company of the same class as the Shares,

a Participant may, at any time during the period set out in rule 13.3 of the Sub-Plan, by agreement with the Acquiring Company, release his Option in whole or in part in consideration of the grant to him of a new option (“New Option”) which is equivalent to the Option but which relates to shares (“New Shares”) in:

13.2.3   the Acquiring Company;

13.2.4   a company which has Control of the Acquiring Company; or

13.2.5  a company which either is, or has Control of, a company which is a Member of a Consortium which owns either the Acquiring Company or a company having Control of the Acquiring Company.

13.3                 The period referred to in rule 13.2 above is the period determined by the Committee not exceeding six months beginning with the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

13.4                 The New Option shall not be regarded for the purpose of this rule 13 as equivalent to the Option unless:

13.4.1  the New Shares satisfy the conditions in paragraphs 27(4) of Schedule 4; and

13.4.2  save for any Performance Goal or other condition imposed on the exercise of the Option, the New Option will be exercisable in the same manner as the Option and subject to the provisions of the Sub Plan as it had effect immediately before the release of the Option; and

13.4.3  the total market value, immediately before the release of the Option, of the Shares which were subject to the Option is equal to the total market value, immediately after the grant of the New Option, of the New Shares (market value being determined for this purpose in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992); and

13.4.4  the total amount payable by the Participant for the acquisition of the New Shares under the New Option is equal to the total amount that would have been payable by the Participant for the acquisition of the Shares under the Option.

13.5         The date of grant of the New Option shall be deemed to be the same as the Date of Grant of the Option.

13.6         The Sub-Plan remains that of the Company after the exchange of Options as detailed in rule 13.2 has taken place.

13.7         In the application of the Sub-Plan to the New Option, where appropriate, references to the “Company” and “Shares” shall be read as if they were references to the company to whose shares the New Option relates and the New Shares, respectively.

13.8         References in section 18 of the Plan to the assumption of Options by the surviving corporation following a merger shall apply to the Sub-Plan insofar as the assumption of the options constitutes an exchange of options that satisfies this rule 13.4.

14.          Amendment of Sub-Plan

In addition to the requirements of section 16(c) of the Plan, no amendment to a Key Feature of the Sub-Plan, whether taking the form of an amendment of the Plan or this schedule, shall take effect until it has been approved by HM Revenue & Customs.

15.           Adjustment of Options

15.1         Notwithstanding section 16(b), 16(c) and 3(a) of the Plan, no adjustment of an Option shall take effect until it has been approved by HM Revenue & Customs.

15.2         No adjustment of an Option shall be made under this rule 15 or section 18 of the Plan except to take account of an event which is a “variation of share capital” within the meaning of the CSOP Code.

16.           Exercise of discretion by Committee

In exercising any discretion which it or they may have under the Plan or Sub-Plan, the Committee shall act fairly and reasonably.

17.           Scheme Organiser

For the purposes of the Sub-Plan, “Company” as defined in section 2(k) of the Plan shall mean Equifax Inc.

18.           Performance Goals

18.1         For the purposes of the Sub-Plan the following shall be added at the end of the definition of ‘Performance Goals’ in section 2(t) of the Plan: “any goals the Administrator establishes, must be:

(i)            objective and stated in writing at the Date of Grant; and

(ii)           may not be waived or amended unless an event occurs which causes the Committee to consider that a waiver of or amendment to the conditions would be a fairer measure of performance, and the Committee reasonably considers that a waiver of or amendment to the conditions would not make the conditions more difficult to satisfy.”

19.           Other amendments to the Plan

19.1         The following provisions of the Plan shall be disregarded for the purposes of construing this Sub-Plan:

19.1.1	all provisions of the Plan dealing with:

Incentive Stock Options;

Stock Appreciation Rights;

Performance Shares;

Performance Units;

Restricted Stock;

Restricted Stock Units;

Dividend Equivalent Units;

Annual Incentive Awards;

Long Term Incentive Awards; and

19.1.2      section 18(c) of the Plan and all other references to the cancellation of existing Options in substitution of new options, and the power of the Committee to modify any Options, other than as envisaged by rule 15 above.

20.       Legal Entitlement

20.1         For the purpose this rule 20, “Employee” means an Eligible Employee.

20.2         This rule 20 applies:

20.2.1      whether the Committee has full discretion in the operation of the Plan and Sub-Plan, or whether the Committee could be regarded as being subject to any obligations in the operation of the Plan and Sub-Plan;

20.2.2      during an Employee’s employment or employment relationship; and

20.2.3      after the termination of an Employee’s employment or employment relationship, whether the termination is lawful or unlawful.

20.3         Nothing in the Plan or Sub-Plan or in any instrument executed pursuant to it forms part of the contract of employment or employment relationship of an Employee nor will it confer on any person any right to continue in employment, nor will it affect the right of any Group Member to terminate the employment of any person without liability at any time with or without cause, nor will it impose upon the Committee or any other person any duty or liability whatsoever (whether in contract, tort or otherwise) in connection with:

20.3.1      the lapsing of any Option pursuant to the Plan or Sub-Plan;

20.3.2      the failure or refusal to exercise any discretion under the Plan or Sub-Plan; and/or

20.3.3      an Employee ceasing to hold office or employment for any reason whatever.

20.4         Options shall not (except as may be required by taxation law) form part of the emoluments of individuals or count as wages or remuneration for pension or other purposes.

20.5         The rights and obligations arising from the employment relationship between the Employee and any Group Member are separate from, and are not affected by, the Plan or Sub-Plan.  Participation in the Plan or Sub-Plan does not create any right to, or expectation of, continued employment or a continued employment relationship.

20.6         Any Employee who ceases to be an officer or employee with any Group Member as a result of the termination and/or giving of notice of termination of his office or employment for any reason and however that termination and/or giving of notice of termination occurs, whether lawfully or otherwise, shall not be entitled and shall be deemed irrevocably to have waived any entitlement by way of damages for dismissal or by way of compensation for loss of office or employment or otherwise to any sum, damages or other benefits to compensate that Employee for the loss or alteration of any rights, benefits or expectations in relation to any Option, the Plan, Sub-Plan or any instrument executed pursuant to it.

20.7         No Employee is entitled to participate in the Plan or Sub-Plan, or be considered for participation in it, at a particular level or at all.  The grant of Options on a particular basis in any year does not create any right to or expectation of the grant of Options on the same basis, or at all, in any future year.

20.8         Without prejudice to an Employee’s right to exercise an Option (subject to and in accordance with the express terms of the Option and the rules), no Employee has any rights in respect of the exercise or omission to exercise any discretion, or the making or omission to make any decision, relating to an Option.  Any and all discretions, decisions or omissions relating to an Option may operate to the disadvantage of the Employee, even if this could be regarded as capricious or unreasonable, or could be regarded as in breach of any implied term between the Employee and any Group Member, including any implied duty of trust and confidence.  Any such implied term is excluded and overridden by this rule.

20.9         No Employee has any right to compensation for any loss in relation to the Plan or Sub-Plan, including:

20.9.1      any loss or reduction of any rights or expectations under the Plan or Sub-Plan in any circumstances or for any reason (including lawful or unlawful termination of employment or the employment relationship);

20.9.2      any exercise of a discretion or a decision taken in relation to an Option or to the Plan or Sub-Plan, or any failure to exercise a discretion or take a decision; and

20.9.3      the operation, suspension, termination or amendment of the Plan or Sub-Plan.

20.10       Participation in the Plan and Sub-Plan is permitted only on the basis that the Employee accepts all the provisions of the rules, including in particular this rule.  By participating in the Plan and Sub-Plan, an Employee waives all rights under the Plan and Sub-Plan, other than the right to exercise an Option (subject to and in accordance with the express terms of the Option and the rules), in consideration for, and as a condition of, the grant of an Option under the Plan and Sub-Plan.

20.11       Each of the provisions of this rule is entirely separate and independent from each of the other provisions.  If any provision is found to be invalid then it will be deemed never to have been part of these rules and to the extent that it is possible to do so, this will not affect the validity or enforceability of any of the remaining provisions.

21.       General

21.1         The Sub-Plan shall terminate upon the tenth anniversary of its approval by the Company or at any earlier time by the passing of a resolution by the Committee or an ordinary resolution of the Company in general meeting.  Termination of the Plan shall be without prejudice to the subsisting rights of Employees.

21.2         By participating in the Sub-Plan, an Employee consents to the holding and processing of personal data provided by the Employee to the Company for all purposes relating to the operation of the Sub-Plan, including, but not limited to administering and maintaining Employee records, providing information to registrars, brokers, savings carrier or other third party administrators of the Sub-Plan, providing information to future purchasers of the Company or the business in which the Employee works and transferring information about the Participant to a country or territory outside the European Economic Area.

21.3         No third party will have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Sub-Plan (without prejudice to any right of a third party which exists other than under that Act).

21.4         These rules shall be governed by and construed in accordance with the laws of England and Wales. Any person referred to in this Sub-Plan submits to the exclusive jurisdiction of the English courts.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES

THAT HAVE BEEN OR WILL BE REGISTERED UNDER THE

SECURITIES ACT OF 1933.